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                                                                   EXHIBIT 10.39

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                   STOCK OPTION AND LIFE INSURANCE AGREEMENT

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1.0      DATE AND PARTIES

         1.1 DATE. This stock option agreement ("agreement") is dated and effective December 31, 1995.

         1.2     PARTIES. The parties to this agreement are:

         A.      Tilmon J. Reeves ("Reeves")
                 3210 Green Glen Dr.
                 Carrollton, TX 75007

         B.      Kitty Hawk, Inc. ("Kitty Hawk")
                 Attention: Chief Executive Officer
                 P.O. Box 612787
                 1515 West 20th
                 DFW Airport, TX 75261

2.0      RECITATIONS

         2.1 REEVES. Reeves is president of Kitty Hawk, a member of its board of directors, and its chief operating officer. He has contributed significantly to Kitty Hawk's success during his employment by Kitty Hawk, and Kitty Hawk wishes to provide additional incentive for his future contributions to Kitty Hawk's success.

         2.2 CONSIDERATION. Kitty Hawk's covenants hereunder are in consideration of Reeves past services and contributions to Kitty Hawk's success, and to supply additional incentives for his continuing contributions to Kitty Hawk's success.

3.0      OPTION TERMS

         3.1 GRANT OF OPTION. Kitty Hawk grants to Reeves an option (the "option") to purchase from Kitty Hawk 318,026 shares (the "optioned shares") of Kitty Hawk's common stock, whose par value is $.01 per share, on the terms hereof.

         3.2 TERM OF OPTION. The option shall be effective from the date hereof until the earliest of (i) the date at which all optioned shares have been delivered hereunder, (ii) December 31, 2005, or (iii) the date 12 months after Reeves' death; but the option is subject to early termination under Paragraph 3.10(D) and Paragraph 5.2.

         3.3 EXERCISE. Reeves may exercise the option at any time, and from time to time, in whole or in part, in whole-share increments of not less than 5,000 shares at a time, by giving notice of exercise to Kitty Hawk, stating the number of shares to be purchased and

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confirming that the representations and warranties in Paragraph 4.1 remain true as of the date of the notice with respect to the shares to be purchased under such notice.

         3.4 EXERCISE PRICE. The exercise price shall be $.01 per share. The exercise price must be tendered in cash with the notice of exercise.

         3.5 ISSUANCE. Kitty Hawk shall issue and deliver to Reeves the shares stated in a notice of exercise complying with this agreement, no later than 10 business days after receiving the notice.

         3.6 INCOME TAX WITHHOLDING. If Kitty Hawk is required or entitled by applicable law to withhold taxes in connection with the delivery of any shares hereunder, at the time and as a condition of the delivery of such shares Reeves shall either (i) tender to Kitty Hawk the amount of such withholding in cash, or (ii) if then permitted by applicable law and with Kitty Hawk's consent (which Kitty Hawk may not withhold unreasonably), authorize Kitty Hawk to deduct from the number of shares to be delivered a number of shares of a value, determined by their then fair market value, equal to the amount of such withholding. Any shares deducted for withholding shall be deemed issued and delivered in determining the number of optioned shares that have been delivered hereunder.

         3.7 OPTION VESTED, UNCONDITIONAL AND IRREVOCABLE. Reeves' rights hereunder are fully vested, unconditional and irrevocable during the term hereof. During Reeves' lifetime, termination of Reeves' employment by Kitty Hawk or any of its affiliates for any reason (including without limitation involuntary termination with or without cause, voluntary resignation, retirement or disability) shall not affect Reeves' rights hereunder. Nor are Reeves' rights hereunder conditioned on or subject to loss or diminution if during or after Reeves' employment by Kitty Hawk or any of its affiliates Reeves directly or indirectly engages in competition with Kitty Hawk or discloses any proprietary and confidential business information of Kitty Hawk or its affiliates in breach or violation of any agreement with or implied obligation to Kitty Hawk or any of its affiliates; but this sentence is not intended or to be construed as a waiver or relinquishment by Kitty Hawk of any existing or future claim or remedy against Reeves for any such breach or violation.

         3.8 RIGHTS AS STOCKHOLDER. Reeves shall have no rights as a stockholder with respect to any optioned shares that have not been delivered.

         3.9 RIGHTS AS EMPLOYEE. This agreement neither confers upon Reeves any rights to continue in Kitty Hawk's employ, nor modifies any of Reeves' rights or obligations under his employment or other agreements with Kitty Hawk.

         3.10    CHANGES IN CAPITALIZATION.

         A. This agreement does not affect in any way the right or power of Kitty Hawk to make adjustments, reclassifications, reorganizations, or changes of its capital structure, to merge or consolidate, to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         B. If before the termination hereof, outstanding shares of Kitty Hawk's common stock are changed into, or exchanged for a different number or kind of shares or securities of Kitty Hawk through reorganization, merger, recapitalization,

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                 reclassification, stock split, reverse stock split, stock
                 dividend, or similar transaction, the description of the undelivered optioned shares shall be deemed modified so that the undelivered optioned shares shall be of the same class and character as the holder of the optioned shares would have been entitled to receive had such undelivered optioned shares been delivered and outstanding before the change was effected.

         C. If Kitty Hawk is dissolved or liquidated, or is reorganized, merged, or consolidated with one or more other entities so that Kitty Hawk is not the surviving corporation; or if substantially all of Kitty Hawk's property is sold; then Reeves shall be entitled to receive for each undelivered optioned share upon exercise of the option, the cash, securities or property that Reeves would have been entitled to receive with respect to such optioned share had such optioned share been delivered and outstanding when the event was effected.

         D. Kitty Hawk may terminate this agreement as of the effective date of any reorganization, merger, consolidation, dissolution, liquidation or other change of capitalization of the types identified in Paragraphs 3.10(B) or (C), by notifying Reeves or his personal representative at least 30 days before the effective date of such event, and by permitting the exercise of the option as to all undelivered optioned shares during the 30-day period immediately preceding the effective date of such event.

         3.11 Registration. If at any time Kitty Hawk registers any material portion of its common shares under the Securities Act of 1933, the Securities Exchange Act of 1934, any other federal securities-regulation statute, or any state securities act, or obtains exemption from such registration for the public offer or sale of such share, Kitty Hawk shall include in such registration or exemption Reeves' delivered shares and undelivered optioned shares hereunder in at least the same ratio as Kitty Hawk's common shares then held by or for M. Tom Christopher are included in such registration or exemption.

4.0      REPRESENTATIONS, WARRANTIES AND OTHER COVENANTS

         4.1 REEVES' REPRESENTATIONS AND WARRANTIES. Reeves represents and warrants to Kitty Hawk that:

         A. Reeves holds his rights hereunder for his own account, without the participation of any other person, and with the intent of holding this agreement and all shares delivered hereunder ("delivered shares") for investment, and without the intent of participating, directly or indirectly, in a distribution of Kitty Hawk shares, and not with a view to, or for resale in connection with, any distribution of any part of the delivered shares or undelivered optioned shares.

         B. As a principal executive officer and member of the board of directors of Kitty Hawk and its air-carrier subsidiary, Reeves has had full access to all material information relating to the business and affairs of Kitty Hawk, and has received all information and data with respect to Kitty Hawk and the optioned shares that he has requested and has deemed relevant in connection

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                 with his receipt of his rights hereunder. Reeves does not rely upon any representation or warranty by any person or entity with respect to the future value of, or income from, the optioned shares, but rather relies upon his own independent examination and judgment as to Kitty Hawk's prospects.

         4.2 REEVES' SPECIAL COVENANTS. Reeves acknowledges, covenants and agrees with Kitty Hawk that

         A. Neither this agreement nor the optioned shares are registered under any federal or state law relating to the registration of securities for sale, and this agreement is, and the optioned shares will be, issued and delivered in reliance on exemptions from registration under such laws.

         B. Reeves shall not offer for sale, sell or transfer any rights hereunder or any delivered shares except in accordance with applicable securities laws and with the provisions hereof.

         C. Except as provided in Paragraph 3.11, Kitty Hawk shall have no obligation to register delivered shares or to comply with any exemption available for Reeves sale of delivered shares without registration, and Kitty Hawk shall have no obligation to act in any manner so as to make Rule 144 under the Securities Act of 1933 available with respect to the sale of delivered shares by Reeves.

         D. A legend indicating that delivered shares have not been registered under the applicable securities laws, and referring to any applicable restrictions on transferability and sale of delivered shares, may be placed on any certificate delivered to Reeves with respect to any delivered shares, and any transfer agent of Kitty Hawk may be instructed to require compliance with any such legend.

         E. Reeves' exercise of this option as to any optioned shares, and acceptance of delivery of any delivered shares shall constitute Reeves' confirmation that all of his representations, warranties and covenants under Section 4.0 are true, correct and effective as of such time.

5.0      LIFE INSURANCE

         5.1 INSURANCE POLICY AND PREMIUMS. During the term of the option, in each calendar year in which at the beginning of the year there are undelivered optioned shares hereunder, Kitty Hawk shall pay to a life insurance company of Reeves' selection the annual premium (the "annual premium") required to maintain in force a term life insurance policy (the "insurance policy") insuring Reeves' life for an amount equal to the product of (i) $1,600,000.00 multiplied by (ii) a fraction of which (a) the numerator is the number, on the first day of such calendar year, of undelivered optioned shares hereunder as to which Reeves has given no notice of exercise, and (b) the denominator is 318,026; on the conditions that the insurance policy must be issued to and held by Reeves; that the beneficiary must at all times be Reeves' estate or his spouse; and that the annual premium does not exceed 150% of the standard premium for such a policy for a man of Reeves' age. Kitty Hawk shall have no interest in the insurance policy. Kitty Hawk shall also pay on Reeves' behalf the federal income tax withholding attributable to Kitty Hawk's payment of

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the annual premium. Annual premiums and related withholding paid by Kitty Hawk hereunder shall be treated as compensation to Reeves, but shall not reduce any other compensation to which Reeves is entitled under other compensation or bonus agreements and plans.

         5.2 CONDITIONAL TERMINATION OF OPTION. If Reeves dies when there are undelivered optioned shares hereunder, and if Kitty Hawk has fulfilled its obligations under Paragraph 5.1, then the option granted in Paragraph 3.1 shall upon Reeves' death automatically terminate as to all undelivered optioned shares, and no estate, personal representative, heir, or other person or entity shall have any claim hereunder with respect to any undelivered optioned shares.

6.0      GENERAL PROVISIONS

         6.1 ASSIGNMENT. Reeves may not transfer, assign or grant any security interest in any rights hereunder.

         6.2 AMENDMENTS. To terminate, amend, modify, supplement or waive any provision hereof, both parties must sign a written amendment that identifies by paragraph number the provision that it purports to amend. No noncomplying course of dealing shall be construed to amend this agreement.

         6.3 NOTICES. Notices hereunder must be in writing. A notice may be given by United States certified mail, postage prepaid, return receipt requested, addressed to the intended recipient at its address in paragraph 1.2, or to such other notice address as that party designates by notice to the other party. If given by mail, a notice shall be effective three business days after mailing. A business day is any day other than a Saturday, Sunday, or legal holiday in Texas. A notice given by other means shall be effective only when received by the addressee.

         6.4 WAIVER OF PUNITIVE AND CONSEQUENTIAL DAMAGES. BOTH PARTIES WAIVE, RELEASE, AND AGREE NOT TO SUE OR ASSERT ANY CLAIM (INCLUDING A CLAIM SUBJECT TO ARBITRATION) AGAINST ANY PARTY TO THIS AGREEMENT, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS, FOR PUNITIVE OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

         6.5     CONSTRUCTION.

         A. This agreement has been executed and delivered in Texas, whose substantive law (excluding conflict of laws rules that might apply the substantive law of another jurisdiction) shall govern its effect and construction, except that Delaware corporate law shall govern the internal affairs of Kitty Hawk and other corporate matters where applicable. This agreement merges and supersedes all prior oral or written agreements with respect to the subject matter. It binds the parties and their respective heirs, personal representatives, successors and assigns.

         B. Representations and warranties expressed herein shall survive investigation by either party and delivery of shares or other performance.

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         C.      No waiver of a noncompliance hereunder shall be construed to be a waiver of any other noncompliance.

         D. Titles and headings are only for convenient reference and are not to be construed in interpretation.

         E. When used herein, defined terms (in quotation marks within parentheses immediately following the defining term or phrase) have the defined meanings unless the context clearly indicates otherwise. Defined terms may be used in the singular or plural. The words "hereof," "herein," and "hereunder" always refer to this agreement as a whole, and never to a particular provision. Unless otherwise clearly indicated, section ("Section") and paragraph ("Paragraph") references are to sections and paragraphs hereof.

         6.6 BINDING AGREEMENT TO ARBITRATE DISPUTES. All disputes under or relating to this agreement must be resolved exclusively by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time the arbitration proceeding commences; except that (i) the locale of any arbitration shall be Dallas, Texas, (ii) the arbitrator or arbitrators shall with any final award supply written findings of fact and conclusions of law, and (iii) any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the commencement of the arbitration or its determination of the merits of the controversy. The arbitration award shall be final and binding on all parties, and judgment upon such arbitration award may be entered in any court having jurisdiction. A prevailing party in arbitration or litigation about this agreement shall be entitled to recover its reasonable attorneys' fees and costs.


                                        KITTY HAWK:

                                             KITTY HAWK, INC.

                                             By: /s/ M. TOM CHRISTOPHER
                                                 ------------------------------
                                                 M. Tom Christopher
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                        REEVES:


                                             /s/ TILMON J. REEVES
                                             ----------------------------------
                                             Tilmon J. Reeves


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